As filed with the Securities and Exchange Commission on July 7, 2020

File No. 024-11227

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A
(Amendment No. 2)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

MASTERWORKS 016, LLC

(Exact name of issuer as specified in its charter)

Delaware

(State of other jurisdiction of incorporation or organization)

497 Broome Street

New York, New York 10013

Phone: (203) 518-5172

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Joshua B. Goldstein

General Counsel and Secretary

Masterworks 016, LLC

497 Broome Street

New York, New York 10013

Phone: (203) 518-5172

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Phone: (561) 514-0936

Fax: (561) 514-0832

7380	85-1144500
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

EXPLANATORY NOTE

This Amendment No. 2 (“Amendment No. 2”) to the offering statement on Form 1-A (the “Form 1-A”) of Masterworks 016, LLC (the “Company”) has been filed pursuant to Rule 252(f)(1)(iii) promulgated under the Securities Act of 1933, as amended, for the purpose of filing Exhibit 6.3. No other changes have been made to the Company’s offering statement on Form 1-A, as amended, including to Part I or Part II of Form 1-A since the filing of Amendment No. 1 to the offering statement on Form 1-A filed on July 6, 2020, other than updating the name of the underwriter in Part I, in accordance with the underwriter’s recent name change from SDDco Brokerage Advisors LLC to Independent Brokerage Solutions LLC.

PART III – EXHIBITS

Index to Exhibits

Exhibit
No.	Exhibit Description

1.1	Form of Engagement Letter (SDDco-BA).*

2.1	Certificate of Formation of Masterworks 016, LLC filed with Delaware Secretary of State on May 11, 2020.*

2.2	Form of Amended and Restated Operating Agreement of Masterworks 016, LLC. *

4.1	Form of Subscription Agreement for Regulation A Offering.*

6.1	Form of Administrative Services Agreement. *

6.2	Form of Intercompany Agreement.*

6.3	Art Purchase Agreement.**

10.1	Power of attorney.*

11.1	Consent of ANTHONY L.G., PLLC (included in Exhibit 12.1).**

12.1	Opinion of ANTHONY L.G., PLLC.**

13.1	Testing the Waters materials.*

* Filed Previously

** Filed herewith

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SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Amendment No. 2 to Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 7, 2020.

Masterworks 016, LLC

By:	/s/ Joshua B. Goldstein
Joshua B. Goldstein
General Counsel and Secretary

Pursuant to the requirements of Regulation A, this Amendment No. 2 to Form 1-A has been signed by the following persons in the capacities indicated on July 7, 2020.

Name	Title

*	Chief Executive Officer of Masterworks 016, LLC
Nigel S. Glenday	(Principal Executive Officer)

*	Chief Financial Officer and Member of the Board of Managers of Masterworks 016, LLC
Nigel S. Glenday	(Principal Financial Officer and Principal Accounting Officer)

/s/ Joshua B. Goldstein	General Counsel,
Joshua B. Goldstein	Secretary and Member of the Board of Managers of Masterworks 016, LLC

*	Member of Board of Managers;
Eli D. Broverman	Independent Manager of Masterworks 016, LLC

* By:	/s/ Joshua B. Goldstein
Joshua B. Goldstein
Attorney-in-fact

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